Filed Pursuant to Rule 424(b)(5)

Registration No. 333-251919

CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	$254,610,000	$27,777.95

(1)	The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Automatic Registration Statement on Form S-3ASR (Registration No. 333- 251919), filed with the Commission on January 6, 2021.

(2)	The registration fee of $27,777.95 is calculated in accordance with Rule 457(r) and shall be paid on a deferred basis in accordance with Rule 456(b). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $80,000,000 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-233580 filed by the Registrant on August 30, 2019 and declared effective on September 16, 2020 (the “Prior Registration Statement”), which remained unsold as of the date of filing of this Registration Statement. The Registrant previously paid $9,696 in connection with the Prior Registration Statement. Accordingly, the Registrant will pay $18,081.95 with this filing.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 6, 2021)

5,400,000 Shares

BLINK CHARGING CO.

Common Stock

We are offering 5,400,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the Nasdaq Capital Market under the symbol BLNK. On January 7, 2021, the closing price of our common stock was $44.20 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page S-1 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

	Per Share	Total
Public offering price	$41.000	$221,400,000
Underwriting discount (1)	$1.845	$9,963,000
Proceeds, before expenses, to us	$39.155	$211,437,000

(1)	In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for additional disclosure regarding underwriter compensation.

The underwriters have the option to purchase up to an additional 260,000 shares of common stock from us and 550,000 shares of common stock from our chief executive and one other officer as selling stockholders at the public offering price, less the underwriting discount, within 30 days following the date of this prospectus supplement. We will not receive any proceeds from the sale of shares held by the selling stockholders.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to the purchasers on or about January 12, 2021, subject to customary closing conditions.

Barclays

H.C. Wainwright & Co.	Roth Capital Partners	ThinkEquity a division of Fordham Financial Management, Inc.

Prospectus Supplement dated January 7, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement or the accompanying prospectus outside of the United States.

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of our common stock being offered, certain risks of investing in our common stock and other items. You should read this entire prospectus supplement, as well as the accompanying prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” carefully before making an investment decision. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

Except as otherwise indicated, the words “Blink,” “Blink Charging” or the “Registrant” refer to Blink Charging Co. and the words “company,” “we,” “us,” “our” and “ours” refer to Blink Charging Co. together with its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, service marks and tradenames owned by us or other companies. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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Prospectus Supplement Summary

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all the information you should consider before investing in our common stock. Before deciding to invest in shares of our common stock, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. Please see “Special Note Regarding Forward-Looking Information” of this prospectus supplement for cautionary information regarding forward-looking statements.

About Blink Charging Co.

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator and supplier of proprietary electric vehicle (“EV”) charging equipment and networked EV charging services. We serve both residential and commercial EV charging settings, enabling EV drivers to easily recharge at various location types. Our principal line of products and services is our Blink EV charging network (the “Blink Network”) and EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and EV-related services.

We are a leading owner and operator of EV charging stations in the United States. We are steadily growing the number of EV charging stations owned and operated by us. The deployment locations for EV charging stations under the Blink owned model are chosen based on our analysis of areas where there is the greatest need for EV charging and where federal, state or local government grants or rebates are available for such deployments. The Blink owned model brings meaningful revenue to our company through the sale of electricity to our EV charging customers.

Our Blink Network is a proprietary cloud-based software that operates, maintains and tracks the Blink EV charging stations and their associated charging data. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees. We offer our Property Partners a range of deployment business models for EV charging equipment and services that generally fall into one of the four business models below.

● In our comprehensive turnkey business model, we own and operate the EV charging equipment, undertake and manage the installation, maintenance and related services, and we retain substantially all of the EV charging revenue.

● In our hybrid business model, the Property Partner incurs the installation costs, while we provide the charging equipment. We operate and manage the EV charging station and provide connectivity of the charging station to the Blink Network. As a result, we share a greater portion of the EV charging revenue with the Property Partner than under the turnkey model above.

● In our host-owned business model, the Property Partner purchases, owns and manages the Blink EV charging station, and incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network and optional maintenance services, and the Property Partner retains substantially all of the EV charging revenue.

● In our Blink-as-a-service model, we own the charging station, while the Property Partner incurs the installation cost. We operate and manage the EV charging station and the Property Partner pays us a fixed monthly fee and keeps all the charging revenues less network connectivity and processing fees.

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We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

As of September 30, 2020, we have deployed 15,716 charging stations, of which 6,944 were on the Blink Network (5,512 Level 2 commercial charging units, 101 DC Fast Charging EV chargers and 1,331 residential Level 2 Blink EV charging units), and the remainder were non-networked or on other networks (239 Level 2 commercial charging units, 8,333 residential Level 2 Blink EV charging stations and 200 charging stations acquired with our recent BlueLA acquisition).

Note on Covid-19

We continue to closely monitor the impact on our business of the current outbreak of a novel strain of coronavirus (“Covid-19”). We have taken precautions to ensure the safety of our employees, customers and business partners, while assuring business continuity and reliable service and support to our customers. We have experienced what we expect is a temporary reduction in the usage of our charging stations, which has resulted in a decrease in our charging service revenue. While we have not seen a significant adverse impact to our overall financial results from Covid-19, if the pandemic continues to cause significant negative impacts to economic conditions, our company’s results of operations, financial condition and liquidity could be adversely impacted.

Recent Developments

BlueLA Acquisition in California. In September 2020, in order to expand our market presence in California, we acquired through our wholly-owned subsidiary Blink Mobility, LLC all of the ownership interests of BlueLA Carsharing, LLC (“BlueLA”), the City of Los Angeles’ contractor for its EV carsharing services program, from Blue Systems USA, Inc. Pursuant to the terms of an Ownership Interest Purchase Agreement, we assumed control of BlueLA’s existing infrastructure throughout Los Angeles of EV charging stations, which we have since upgraded to our own IQ 200 charging stations.

U-Go Charging Acquisition and DCFC Portfolio. In November 2020, we acquired the EV charging operator U-Go Stations, Inc. and its portfolio of 44 DCFC (direct-current fast charger) charging locations. The purchase also included multiple grants awarded to U-Go for the deployment of up to an additional 45 new charging stations. The charging stations are located primarily at hotels, gas stations and auto dealerships, expanding our DCFC footprint across ten states including Michigan, Pennsylvania, New Jersey and Vermont. The consideration under the terms of the acquisition agreement to U-Go’s stockholders consisted of the issuance of shares of our common stock at closing, a future cash payment based on the fulfillment of pending projects post-closing and the assumption of scheduled liabilities.

Warrant Exercise Claim. A warrant to purchase up to 147,058 shares of our common stock at $4.25 per share, subject to adjustment (the “Warrant”), was issued to JMJ Financial in early 2018. Over the prior 18 months, we had engaged in multiple financing transactions with JMJ Financial involving instruments convertible into common shares. JMJ Financial is currently the subject of an SEC enforcement action pending in the U.S. District Court for the Southern District of Florida. The SEC’s complaint charges JMJ Financial with violating the registration provisions of Section 15(a)(1) of the Securities Exchange Act of 1934, alleging that JMJ Financial was an unregistered and illegal broker-dealer from January 2015 through January 2018. The SEC seeks a permanent injunction, disgorgement of ill-gotten gains plus prejudgment interest, a civil penalty, and a penny stock bar. In late November 2020, JMJ Financial attempted to exercise the Warrant on a cashless basis, claiming the right to receive 126,148 shares. We declined to honor the exercise of the Warrant pending a determination of JMJ Financial’s alleged illegal conduct. JMJ Financial has filed a lawsuit against us in the U.S. District Court for the Southern District of New York seeking monetary damages estimated at $4.2 million or alternatively to compel delivery of the shares. We intend to vigorously defend the claims.

Corporate Information

We were incorporated in Nevada in April 1998. Our principal executive offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139-3024, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-2

The Offering

The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common stock offered by us	5,400,000 shares of common stock.
Shares of common stock outstanding immediately after this offering	41,350,025 shares of common stock (or 41,610,025 shares if the underwriters exercise their option to purchase additional shares in full).
Option offered by us and the selling stockholders

The underwriters have the option to purchase up to an additional 260,000 shares of our common stock from us and 550,000 shares of our common stock from our chief executive and one other officer as selling stockholders at the public offering price, less the underwriting discount, within 30 days following the date of this prospectus supplement.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $211.2 million after deducting the underwriting discount and estimated offering expenses payable by us. We will not receive any proceeds from sale of shares held by the selling stockholders.

We anticipate using the net proceeds from the sale of our shares of common stock offered by us to supplement our operating cash flows to fund EV charging station deployment and to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of our growth strategy. We also plan to use any remaining proceeds we receive for working capital and other corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves risk. You should consider carefully the risks discussed in this prospectus supplement as well as those described under the heading “Risk Factors” herein, and under the heading “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Nasdaq Capital Market symbol	BLNK

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 35,950,025 shares of common stock outstanding as of December 31, 2020, and excludes, in each case as of December 31, 2020, 3,893,223 shares of our common stock issuable upon the exercise of outstanding warrants and 620,838 shares of our common stock issuable upon the exercise of outstanding stock options under our 2018 Incentive Compensation Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects and assumes (a) no exercise of the outstanding warrants or stock options described above and (b) no exercise of the underwriters’ option to purchase additional shares.

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein and therein, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to this Offering and our Common Stock

We have a history of substantial net losses and expect losses to continue in the future; if we do not achieve and sustain profitability our financial condition could suffer.

We have experienced substantial net losses, and we expect to continue to incur substantial losses for the foreseeable future. We incurred net losses of approximately $3.9 million for the quarter ended September 30, 2020. As of September 30, 2020, we had net working capital of approximately $13.0 million and an accumulated deficit of approximately $179.4 million. We have not yet achieved profitability. Historically, we have been able to raise funds to support our business operations. Since April 17, 2020 and through November 11, 2020, we have sold 3,566,971 shares of common stock under an “at-the-market” equity offering program for aggregate gross proceeds of approximately $19.5 million. We believe we have access to capital resources and continue to evaluate additional financing opportunities. There is no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds we might raise will enable us to complete our development initiatives or attain profitable operations.

If our revenue grows slower than we anticipate, or if our operating expenses are higher than we expect, we may not be able to achieve profitability and our financial condition could suffer. We can give no assurance that we will ever achieve profitable operations. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, we may need to borrow additional funds or sell our debt or equity securities, or some combination of both, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all.

We have global operations and face risks related to health crises that could negatively impact our financial condition.

Our business, the businesses of our customers and the businesses of our charging equipment suppliers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the recent outbreak of the novel coronavirus Covid-19. A significant component supplier of our Blink IQ 200 charging station is located in Taiwan and it, in turn, sources assembly parts from China. A significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our EV supply equipment and related networked services and likely impact our operating results. Such events could result in the complete or partial closure of our Taiwan supplier’s manufacturing facility, the interruption of our distribution system, temporary or long-term disruption in our supply chains from Asia and other international suppliers, disruptions or restrictions on our employees to work or travel, delays in the delivery of our charging stations to customers, reduced demand for EV charging stations, and reduced use of existing EV charging stations, as a result of travel restrictions imposed on the general public and reduced sales of EVs associated with a general economic downturn, and potential claims of exposure to diseases through contact with our charging stations. If the impact of an outbreak continues for an extended period of time, it could materially adversely impact our supply chain, access to capital and the growth of our revenues.

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Our business and results of operations will be, and our financial condition may be, impacted by the outbreak of Covid-19 and such impact may be significant.

The global spread of the novel coronavirus (Covid-19) has created significant volatility, uncertainty and economic disruption. The extent to which the coronavirus pandemic will impact our business, operations and financial results is uncertain and will depend on numerous evolving factors that we may not be able to accurately predict, including:

● the duration and scope of the pandemic;

● governmental, business and individual actions taken in response to the pandemic and the impact of those actions on national and global economic activity;

● the actions taken in response to economic disruption;

● the impact of business disruptions and reductions in employment levels on our customers and the resulting impact on their demand for our EV charging equipment and related services;

● the increase in business failures among businesses that we serve and with which we collaborate;

● our customers’ ability to pay for our EV charging equipment and related services; and

● our ability to provide our EV charging equipment and related services, including as a result of our employees or our customers working remotely and/or closures of offices and facilities.

Any of these factors could cause or contribute to the risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2019, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and could significantly affect our business, financial condition and results of operations.

We have a significant number of shares of common stock issuable upon exercise or conversion of outstanding warrants and stock options, and the issuance of such shares could have a significant dilutive impact on our stockholders.

As of December 31, 2020, we had outstanding warrants to purchase 3,893,223 shares of common stock and outstanding stock options to purchase 620,838 shares of common stock. In addition, our Articles of Incorporation permit us to issue up to an additional approximately 460,000,000 authorized, unissued shares of common stock. Thus, we have the ability to issue a substantial number of additional shares of common stock in the future, which would dilute the percentage ownership held by existing stockholders.

Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

Our executive officers and directors, including our Chairman and Chief Executive Officer and his affiliates, possess significant voting power with respect to our common stock, which will limit your influence on corporate matters.

As of December 31, 2020, our directors and executive officers collectively beneficially owned approximately 22% of our outstanding shares of common stock, including the beneficial ownership by Michael D. Farkas, our Chairman and Chief Executive Officer, and his affiliates of approximately 20% of our outstanding shares of common stock.

As a result, our insiders have the ability to significantly influence our management and affairs through the election and removal of our Board and all other matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. This concentrated voting power could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders. Further, this concentrated control will limit the practical effect of your influence over our business and affairs, through any stockholder vote or otherwise. Any of these effects could depress the price of our common stock.

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Our Articles of Incorporation grant our Board the power to issue additional shares of common and preferred stock and to designate series of preferred stock, all without stockholder approval.

We are authorized to issue 540,000,000 shares of capital stock, of which 40,000,000 shares are authorized as preferred stock. Our Board, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Nevada law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of our shares of common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Further, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then current holders of our capital stock and may dilute our book value per share.

Certain provisions of our corporate governing documents and Nevada law could discourage, delay or prevent a merger or acquisition at a premium price.

Certain provisions of our organizational documents and Nevada law could discourage potential acquisition proposals, delay or prevent a change in control of our company, or limit the price that investors may be willing to pay in the future for shares of our common stock. For example, our Articles of Incorporation and Bylaws permit us to issue, without any further vote or action by the stockholders, up to 40,000,000 shares of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions of the shares of the series.

If securities or industry analysts do not publish research or reports about our business or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Our common stock price has fluctuated considerably and has recently reached our highest price levels, which may not be sustained.

The market price of shares of our common stock has fluctuated substantially in recent years and is likely to fluctuate significantly from its current level. During the prior 52 weeks, for example, the market price of our shares has ranged from a low of $1.25 per share to a recent high of $56.12 per share. Future announcements concerning the introduction of new products, services or technologies or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in the last year. This volatility has had a substantial effect on the market prices of securities of many public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may also cause declines in the market price of our common stock. Investors seeking short-term liquidity should be aware that we cannot assure that the stock price will continue at these or any higher levels.

Our quarterly operating results may fluctuate significantly.

We expect that our operating results may be subject to substantial quarterly fluctuations. If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

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We do not intend to pay cash dividends on our common stock for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Board deems relevant.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Based on the public offering price of $41.00 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, you will experience immediate dilution of $34.88 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We may allocate our cash and cash equivalents, including the net proceeds from this offering, in ways that you and other stockholders may not approve.

Our management has broad discretion in the application of our cash, cash equivalents and marketable securities, including the net proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We expect to use our cash and cash equivalents to fund EV charging station deployment and our acquisition growth plan, as well as working capital and other corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash and cash equivalents, including the net proceeds from this offering, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Special Note Regarding Forward-Looking Information

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

Such statements include statements about (i) the scope, duration and ultimate impact of the Covid-19 pandemic, (ii) delays in product development and deployment, (iii) market acceptance of our EV charging products and related services, (iv) technological change in the EV charging equipment industry, (v) competition in EV markets generally in the United States and abroad, (vi) results and costs associated with governmental investigations and litigation, (vii) intellectual property issues, and (viii) other aspects of our business identified in this prospectus supplement, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties.

The forward-looking statements are made as of the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus supplement and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant.

Use of Proceeds

We anticipate using the net proceeds from the sale of our shares of common stock offered by us to supplement our operating cash flows to fund EV charging station deployment and to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of our growth strategy. We currently have no commitments or agreements with respect to any such acquisitions or investments. We also plan to use any remaining proceeds we receive for working capital and other corporate purposes. Other corporate purposes include amounts required to pay for continuing product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including overhead.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our EV charging station deployment efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received by from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short term, interest bearing, investment grade instruments and U.S. government securities.

We will not receive any of the proceeds from the sale of common stock offered by our chief executive and one other officer as selling stockholders, if any, pursuant to this prospectus supplement.

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Dilution

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of September 30, 2020, our net tangible book value was approximately $16.2 million, or $0.51 per share.

After giving effect to the sale of 5,400,000 of shares of our common stock in this offering at the public offering price of $41.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $6.12. This represents an immediate increase in net tangible book value of $5.61 per share to existing stockholders and an immediate dilution of $34.88 per share to new investors purchasing shares of our common stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share		$41.00
Net tangible book value per share as of September 30, 2020	$0.51
Increase in net tangible book value per share after giving effect to this offering	5.61
As adjusted net tangible book value per share after giving effect to this offering		$6.12
Dilution per share to new investors in this offering		$34.88

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 31,747,100 shares of common stock outstanding as of September 30, 2020 and excludes, as of that date, shares of our common stock issuable upon the exercise of outstanding warrants and stock options.

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Selling StockholderS

When we refer to the “selling stockholders” in this prospectus supplement, we mean the stockholders listed in the table below.

The following table sets forth, as of the date of this prospectus supplement, information with respect to the beneficial ownership of our common stock by the selling stockholders, as adjusted, with respect to shares beneficially owned after the offering, to reflect the issuance and sale of shares of common stock by us and the sale of shares of common stock by the selling stockholders in this offering.

The percentage of common stock owned by the selling stockholders prior to this offering is based on 35,950,025 shares of common stock outstanding as of December 31, 2020. The percentage of common stock owned by the selling stockholders following this offering is based on (a) 41,350,025 shares of common stock outstanding if the underwriters do not exercise their option to purchase additional shares, and (b) 41,610,025 shares of common stock outstanding if the underwriters exercise their option to purchase additional shares in full. Information with respect to beneficial ownership is based on information obtained from such selling stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes no other purchases or sales of common stock.

Name and	Shares Beneficially Owned Prior to the Offering		Number of	Shares Beneficially Owned After the Offering (assuming no exercise of option)		Shares Beneficially Owned After the Offering (assuming full exercise of option)
Address of Selling Stockholder(1)	Number of Shares	Percentage	Shares Being Offered†	Number of Shares	Percentage	Number of Shares	Percentage
Michael D. Farkas(2)	7,288,416	19.6%	540,000	7,288,416	17.1%	6,748,416	15.8%
Aviv Hillo (3)	22,445	*	10,000	22,445	*	12,445	*

†	If the underwriters exercise their option to purchase additional shares in full, the selling stockholders will sell a total of 550,000 shares of our common stock in the offering.

*	Less than 1% of outstanding shares.

(1)	The selling stockholders maintain a mailing address at c/o Blink Charging Co., 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139.

(2)	Michael D. Farkas is our Chairman and Chief Executive Officer. Amount in the table represents (i) 1,632,295 shares of common stock owned directly, (ii) 4,197,616 shares of common stock held by Farkas Group Inc., of which Mr. Farkas is the President and has voting and investment power with respect to such shares, (iii) 231,441 shares of common stock held by Balance Group LLC, of which Mr. Farkas is the managing member and has voting and investment power with respect to such shares, (iv) 22,130 shares of common stock held by Ze’evi Group Inc., of which Mr. Farkas is the President and has voting and investment power with respect to such shares, (v) 7,200 shares of common stock held by the Michael D. Farkas Charitable Foundation, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (vi) 80 shares of common stock held by Farkas Family Irrevocable Trust, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (vii) 15,000 shares of common stock held by Mr. Farkas’ minor children, (viii) 36,740 shares of common stock issuable upon the exercise of stock options, and (ix) 1,145,914 shares of common stock issuable upon the exercise of warrants.

(3)	Aviv Hillo is our General Counsel.

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Underwriting

Barclays Capital Inc. is acting as the representative of the underwriters and the sole book-running manager of this offering. Under the terms of an underwriting agreement, which will be filed in a Current Report on Form 8-K to be incorporated into to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares

Barclays Capital Inc.	4,590,000
H.C. Wainwright & Co., LLC	270,000
Roth Capital Partners, LLC	270,000
ThinkEquity, a division of Fordham Financial Management, Inc.	270,000
Total	5,400,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

●	the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

●	the representations and warranties made by us and the selling stockholders to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we and the selling stockholders deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling stockholders for the shares.

	Us		Selling Stockholders(1)
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$1.845	$1.845	$-	$1.845
Total	$9,963,000	$10,442,700	$-	$1,014,750

(1) The underwriters have the option to purchase 550,000 shares of common stock from the selling stockholders named in this prospectus.

The representative has advised us that the underwriters propose to offer the shares of common stock directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $1.107 per share. If all the shares are not sold at the initial offering price following the initial offering, the representative may change the offering price and other selling terms.

The expenses of the offering that are payable by us and the selling stockholders are estimated to be approximately $237,000 (excluding underwriting discounts and commissions). We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions.

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Option to Purchase Additional Shares

We and the selling stockholders have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 260,000 shares from us and 550,000 shares from the selling stockholders at the offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in this offering as indicated in the above table.

Lock-Up Agreements

We and all of our directors and executive officers have agreed that, for a period of 90 days after the date of this prospectus supplement, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause a registration statement to be filed, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing. The prior sentence will not apply to the shares of our common stock to be sold by the selling stockholders pursuant to the underwriting agreement, any shares of our common stock transferred as a bona fide gift or certain other transfers of shares in limited circumstances.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol BLNK.

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Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

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provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

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LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus as our counsel. Duane Morris LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements of Blink Charging Co. for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. For further information regarding our company and the common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at www.BlinkCharging.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

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Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus. The documents and reports that we list below are incorporated by reference into this prospectus supplement. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of this offering, except as to any portion of any report or document that is not deemed filed under such provisions, are incorporated by reference in this prospectus supplement as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information ins previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 2, 2020;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, filed on May 13, 2020, June 30, 2020, filed on August 13, 2020, and September 30, 2020, filed on November 13, 2020;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on January 10, 2020, February 11, 2020, March 13, 2020, March 24, 2020, March 30, 2020, April 17, 2020, April 20, 2020, September 17, 2020 (as amended by Form 8-K/A filed November 25, 2020), September 18, 2020, October 9, 2020, and November 24, 2020; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Mr. Michael P. Rama, Chief Financial Officer

(305) 521-0200

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PROSPECTUS

Blink Charging Co.

Common Stock                Preferred Stock                Warrants                Rights                Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

In addition, certain selling stockholders may from time to time offer and sell shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by selling stockholders, if any, pursuant to this prospectus.

We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. In any prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify the number of shares of our common stock that the selling stockholders will be selling. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We or any selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If we or any selling stockholders use any agents, dealers or underwriters to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. The price to the public of those securities and the net proceeds we or any selling stockholders expect to receive from that sale will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively. On January 5, 2021, the closing prices of our common stock and warrants were $40.59 and $36.13, respectively. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange or market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2021

In this prospectus, except as otherwise indicated, the words “Blink,” “Blink Charging” or the “Registrant” refer to Blink Charging Co. and the words “company,” “we,” “us,” “our” and “ours” refer to Blink Charging Co. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of Blink Charging, and warrants, rights or units issued by Blink Charging.

You should rely only on information contained or incorporated by reference in this prospectus. Neither we, any selling stockholders, nor any underwriters have authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings. In addition, under this shelf registration process, selling stockholders may from time to time sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the additional information described under the heading “Where You Can Find More Information” and the documents incorporated by reference as described under “Incorporation of Documents By Reference” below.

We or certain selling stockholders may sell the securities to or through underwriters, dealers or agents, or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

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Blink Charging Co.

Overview of our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator and supplier of proprietary electric vehicle (“EV”) charging equipment and networked EV charging services. We serve both residential and commercial EV charging settings, enabling EV drivers to easily recharge at various location types. Our principal line of products and services is our Blink EV charging network (the “Blink Network”) and EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and EV-related services.

We are a leading owner and operator of EV charging stations in the United States. We are steadily growing the number of EV charging stations owned and operated by us. The deployment locations for EV charging stations under the Blink owned model are chosen based on our analysis of (i) areas where there is the greatest need for EV charging and (ii) areas where federal, state or local government grants or rebates are available for such deployments. The Blink owned model brings meaningful revenue to our company through the sale of electricity to our EV charging customers.

Our Blink Network is a proprietary cloud-based software that operates, maintains and tracks the Blink EV charging stations and their associated charging data. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees. We offer our Property Partners a range of deployment business models for EV charging equipment and services that generally fall into one of the four business models below.

● In our comprehensive turnkey business model, we own and operate the EV charging equipment, undertake and manage the installation, maintenance and related services, and we retain substantially all of the EV charging revenue.

● In our hybrid business model, the Property Partner incurs the installation costs, while we provide the charging equipment. We operate and manage the EV charging station and provide connectivity of the charging station to the Blink Network. As a result, we share a greater portion of the EV charging revenue with the Property Partner than under the turnkey model above.

● In our host-owned business model, the Property Partner purchases, owns and manages the Blink EV charging station, and incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network and optional maintenance services, and the Property Partner retains substantially all of the EV charging revenue.

● In our Blink-as-a-service model, we own the charging station, while the Property Partner incurs the installation cost. We operate and manage the EV charging station and the Property Partner pays us a fixed monthly fee and keeps all the charging revenues less network connectivity and processing fees.

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

As of September 30, 2020, we had deployed 15,716 charging stations, of which 6,944 were on the Blink Network (5,512 Level 2 commercial charging units, 101 DC Fast Charging EV chargers and 1,331 residential Level 2 Blink EV charging units), and the remainder were non-networked or on other networks (239 Level 2 commercial charging units, 8,333 residential Level 2 Blink EV charging stations and 200 charging stations acquired with our recent BlueLA acquisition).

Corporate Information

We were incorporated in Nevada in April 1998. Our principal executive offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139-3024, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

Note on Covid-19

We continue to closely monitor the impact on our business of the current outbreak of a novel strain of coronavirus (“Covid-19”). We have taken precautions to ensure the safety of our employees, customers and business partners, while assuring business continuity and reliable service and support to our customers. We have experienced what we expect is a temporary reduction in the usage of our charging stations, which has resulted in a decrease in our charging service revenue. While we have not seen a significant adverse impact to our overall financial results from Covid-19, if the pandemic continues to cause significant negative impacts to economic conditions, our company’s results of operations, financial condition and liquidity could be adversely impacted.

Recent Developments

BlueLA Acquisition in California. In September 2020, in order to expand our market presence in California, we acquired through our wholly-owned subsidiary Blink Mobility, LLC all of the ownership interests of BlueLA Carsharing, LLC (“BlueLA”), the City of Los Angeles’ contractor for its EV carsharing services program, from Blue Systems USA, Inc. Pursuant to the terms of an Ownership Interest Purchase Agreement, we assumed control of BlueLA’s existing infrastructure throughout Los Angeles of EV charging stations, which we have since upgraded to our own IQ 200 charging stations.

U-Go Charging Acquisition and DCFC Portfolio. In November 2020, we acquired the EV charging operator U-Go Stations, Inc. and its portfolio of 44 DCFC (direct-current fast charger) charging locations. The purchase also included multiple grants awarded to U-Go for the deployment of up to an additional 45 new charging stations. The charging stations are located primarily at hotels, gas stations and auto dealerships, expanding our DCFC footprint across ten states including Michigan, Pennsylvania, New Jersey and Vermont. The consideration under the terms of the acquisition agreement to U-Go’s stockholders consisted of the issuance of shares of our common stock at closing, a future cash payment based on the fulfillment of pending projects post-closing and the assumption of scheduled liabilities.

Warrant Exercise Claim. A warrant to purchase up to 147,058 shares of our common stock at $4.25 per share, subject to adjustment (the “Warrant”), was issued to JMJ Financial in early 2018. Over the prior 18 months, we had engaged in multiple financing transactions with JMJ Financial involving instruments convertible into common shares. JMJ Financial is currently the subject of an SEC enforcement action pending in the U.S. District Court for the Southern District of Florida. The SEC’s complaint charges JMJ Financial with violating the registration provisions of Section 15(a)(1) of the Securities Exchange Act of 1934, alleging that JMJ Financial was an unregistered and illegal broker-dealer from January 2015 through January 2018. The SEC seeks a permanent injunction, disgorgement of ill-gotten gains plus prejudgment interest, a civil penalty, and a penny stock bar. In late November 2020, JMJ Financial attempted to exercise the Warrant on a cashless basis, claiming the right to receive 126,148 shares. We declined to honor the exercise of the Warrant pending a determination of JMJ Financial’s alleged illegal conduct. JMJ Financial has filed a lawsuit against us in the U.S. District Court for the Southern District of New York seeking monetary damages estimated at $4.2 million or alternatively to compel delivery of the shares. We intend to vigorously defend the claims.

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Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions described below and discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A, “Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Risks Related to Our Securities

There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.

There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

Net proceeds from the sale of our securities may not result in an increase in investment value.

Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

Such statements include statements about (i) the scope, duration and ultimate impact of the Covid-19 pandemic, (ii) delays in product development and deployment, (iii) market acceptance of our EV charging products and related services, (iv) technological change in the EV charging equipment industry, (v) competition in EV markets generally in the United States and abroad, (vi) results and costs associated with governmental investigations and litigation, (vii) intellectual property issues, and (viii) other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties.

The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund EV charging station deployment and to finance the costs of acquiring or investing in competitive and complementary businesses, products and technologies as a part of our growth strategy. We currently have no commitments or agreements with respect to any such acquisitions or investments. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any of the proceeds from the sale of shares of our common stock by selling stockholders, if any, pursuant to this prospectus.

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General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

In addition, the selling stockholders may sell shares of our common stock from time to time in one or more offerings.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2020, 35,950,025 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

In addition, as of December 31, 2020, there were an aggregate of 3,893,223 shares of our common stock issuable upon exercise of outstanding warrants and 620,838 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our articles of incorporation.

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No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our board, all of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock trade on the Nasdaq Capital Market under the symbol BLNK.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our articles of incorporation, our board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. We will describe the particular terms of any preferred stock in more detail in the applicable prospectus supplement.

2018 IPO Warrants

In February 2018, we issued publicly-traded warrants to purchase an aggregate of 8,706,000 shares of our common stock as part of a unit sold in our initial public offering. As of December 31, 2020, publicly-traded warrants to purchase 2,805,081 shares of common stock were outstanding, having the following terms and provisions:

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our warrants trade on the Nasdaq Capital Market under the symbol “BLNKW.”

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between Worldwide Stock Transfer, LLC, as warrant agent, and us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

As December 31, 2020, private warrants to purchase 1,088,142 shares of common stock were outstanding. These warrants have substantially similar terms and provisions as the public warrants described above, but are not traded.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Blank Check Preferred. Our articles of incorporation permit our board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our bylaws provide that casual vacancies on the board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our bylaws provide that special meetings of the stockholders may be called by the board or such person or persons authorized by the board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

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●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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SELLING STOCKHOLDERS

If the registration statement of which this prospectus forms a part is used by selling stockholders for the resale of any shares of our common stock registered hereunder, information about such selling stockholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

Plan of Distribution

We or certain selling stockholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or selling stockholders inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

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If dealers are used in the sale of securities, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We or the selling stockholders will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we or the selling stockholders will name any agent involved in the offer or sale of the offered securities, and we or the selling stockholders will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We or the selling stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we or the selling stockholders so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or the selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Blink Charging Co. for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.BlinkCharging.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 2, 2020;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, filed on May 13, 2020, June 30, 2020, filed on August 13, 2020, and September 30, 2020, filed on November 13, 2020;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on January 10, 2020, February 11, 2020, March 13, 2020, March 24, 2020, March 30, 2020, April 17, 2020, April 20, 2020, September 17, 2020 (as amended by Form 8-K/A filed November 25, 2020), September 18, 2020, October 9, 2020, and November 24, 2020;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock purchase warrants contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Mr. Michael P. Rama, Chief Financial Officer

(305) 521-0200

Additional information about us is available at our website located at www.BlinkCharging.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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5,400,000 Shares

Blink Charging Co.

Common Stock

Prospectus Supplement

January 7, 2021

Barclays

H.C. Wainwright & Co.

Roth Capital Partners

ThinkEquity

a division of Fordham Financial Management, Inc.